EXHIBIT 4.1
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      SUPPLEMENTAL INDENTURE, dated as of May 15, 2007, to the Indenture, dated as of January 19, 2001 (as amended, the "Indenture"), by and among SUNCOM WIRELESS, INC. (f/k/a TRITON PCS, INC.), a Delaware corporation (hereinafter called the "Company"), the Guarantors party thereto and THE BANK OF NEW YORK, as trustee (the "Trustee").

                            W I T N E S S E T H :

      WHEREAS, the Company, the Guarantors party thereto and the Trustee have heretofore executed and delivered the Indenture, and the Company has issued pursuant to the Indenture $350,000,000 aggregate principal amount of 9-3/8% Senior Subordinated Notes Due 2011 (the "Securities"), of which $347,000,000 aggregate principal amount is currently outstanding;

      WHEREAS, Section 10.02 of the Indenture provides that the Company, the Guarantors, if any, and the Trustee may amend or supplement the Indenture and the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities;

      WHEREAS, the Company, SunCom Wireless Investment Co., LLC, SunCom Wireless Holdings, Inc. and the holders of certain of the Securities are parties to that certain Exchange Agreement, dated as of January 31, 2007 (the "Exchange Agreement"), whereby the holders of such Securities have agreed to exchange all of their outstanding Securities, as well as all of the 8-3/4% Senior Subordinated Notes due 2011 of the Company held by such holders, in exchange for shares of Class A common stock, par value $0.01 per share, of SunCom Wireless Holdings, Inc. (the "Exchange");

      WHEREAS, the Exchange is conditioned upon, among other things, certain proposed amendments to the Securities and the Indenture (the "Proposed Amendments") having been approved by at least a majority in outstanding principal amount of the Securities (and a supplemental indenture in respect thereof having been executed and delivered);

      WHEREAS, the Company has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture;

      WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture; and

      WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation and by-laws of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors party hereto and the Trustee hereby agree as follows:

                                  ARTICLE ONE

      SECTION 1.01. Amendment of Indenture. Following the execution of this Supplemental Indenture, the terms hereof will become operative (the "Operative Time") concurrently with closing of the transactions contemplated by the


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Exchange Agreement. The Company will give the Trustee prompt written notice of the Operative Time. As of the Operative Time, the amendments to the Indenture effected hereby shall be deemed fully operative without any further notice or action on the part of the Company, the Trustee, any Holder or any other Person.

      SECTION 1.02. Definitions. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

                                  ARTICLE TWO

      SECTION 2.01. Amendment to Section 4.03. Section 4.03 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.02. Amendment to Section 4.04. Section 4.04 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.03. Amendment to Section 4.05. Section 4.05 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.04. Amendment to Section 4.06. Section 4.06 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.05. Amendment to Section 4.07. Section 4.07 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.06. Amendment to Section 4.08. Section 4.08 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.07. Amendment to Section 4.09. Section 4.09 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.08. Amendment to Section 4.10. Section 4.10 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.09. Amendment to Section 4.11. Section 4.11 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".



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      SECTION 2.10. Amendment to Section 4.12. Section 4.12 of the Indenture is
hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.11. Amendment to Section 4.13. Section 4.13 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.12. Amendment to Section 4.14. Section 4.14 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.13. Amendment to Section 4.15. Section 4.15 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.14. Amendment to Section 4.16. Section 4.16 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.15. Amendment to Section 4.17. Section 4.17 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.16. Amendment to Section 4.18. Section 4.18 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.17. Amendment to Section 4.19. Section 4.19 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.18. Amendment to Section 4.20. Section 4.20 of the Indenture is hereby amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.19. Amendment to Section 5.01. Section 5.01 of the Indenture is hereby deleted and replaced in its entirety as follows:

            "The Company will not consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of all or substantially all of the Company's assets, whether as an entirety or substantially as an entirety in one transaction or a series of transactions, including by way of liquidation or dissolution, to any Person unless the surviving entity assumes by supplemental indenture all of the obligations of the Company on the Securities and under this Indenture."

      SECTION 2.20. Amendment to Section 6.01. Section 6.01 of the Indenture is hereby amended by deleting the text of each of Section 6.01(c), Section 6.01(f),


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      Section 6.01(g), and Section 6.01(j), in their entirety, and inserting in lieu thereof the phrase "[Intentionally Omitted]".

      SECTION 2.21. Elimination of Cross Reference to and Defined Terms in Eliminated Provision. The Indenture is hereby amended by deleting (a) all cross-references to and (b) all defined terms that are used solely in any section that is being eliminated by this Supplemental Indenture.


                                 ARTICLE THREE

      SECTION 3.01. Continuing Effect of Indenture.

      Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Securities outstanding thereunder shall remain in full force and effect.

      SECTION 3.02. Construction of Supplemental Indenture.

      The Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 3.03. Trust Indenture Act Controls.

      If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 as in force at the date as of which this Supplemental Indenture is executed, the provision required by said Act shall control.

      SECTION 3.04. Counterparts.

      This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 3.05. Trustee.

      The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, as of the day and year first above written.

                                    COMPANY:

                                    SUNCOM WIRELESS, INC.


                                    By:   /s/Eric Haskell
                                          ------------------------------
                                    Name:  Eric Haskell
                                    Title: Executive Vice President & CFO

                                    GUARANTORS:

                                    SUNCOM WIRELESS MANAGEMENT COMPANY, INC.


                                    By:   /s/Eric Haskell
                                          ------------------------------
                                    Name:  Eric Haskell
                                    Title: Executive Vice President & CFO


                                    TRITON PCS FINANCE COMPANY, INC.


                                    By:   /s/Eric Haskell
                                          ------------------------------
                                    Name:  Eric Haskell
                                    Title: Executive Vice President & CFO



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                                    TRITON PCS HOLDINGS COMPANY LLC
                                    SUNCOM WIRELESS  PROPERTY COMPANY   L.L.C.
                                    TRITON PCS EQUIPTMENT COMPANY L.L.C.
                                    SUNCOM WIRELESS OPERATING COMPANY, L.L.C.
                                    TRITON PCS LICENSE COMPANY LLC
                                    TRITON PCS INVESTMENT COMPANY LLC
                                    AFFILIATE LICENSE CO., LLC
                                    AWS LICENSE NEWCO, LLC
                                    SUNCOM WIRELESS INTERNATIONAL LLC
                                    SUNCOM WIRELESS PUERTO RICO OPERATING
                                          COMPANY L.L.C.
                                    TRITON NETWORK NEWCO, LLC

                                    By:   SUNCOM WIRELESS MANAGEMENT COMPANY,
                                          INC.


                                    By:   /s/Eric Haskell
                                          ------------------------------
                                    Name:  Eric Haskell
                                    Title: Executive Vice President & CFO



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                                    THE BANK OF NEW YORK, as Trustee


                                    By:   /s/Mary LaGumina
                                          ------------------------------------
                                    Name:  Mary LaGumina
                                    Title: Vice President








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